Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Live Current Media Inc. (formerly Communicate.com Inc.)

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 2009, in the Registration Statement (Form S-1 No. 333-______) and related Prospectus of Live Current Media Inc., for the registration of 3,254,682 shares of its common stock.

/s/ Ernst & Young LLP

Vancouver, BC Canada

April 30, 2009